Exhibit 99.1

Obalon Announces Fourth Quarter and Full Year 2020 Financial Results

SAN DIEGO, CA March 12, 2021 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its financial results for the fourth quarter and full year ended December 31, 2020. On November 10, 2020, the Company signed a non-binding term sheet for merger with ReShape Lifesciences Inc. and, on January 20, 2021, announced that a definitive agreement had been signed on January 19, 2020 for a merger with ReShape Lifesciences Inc.

Financial results for the fourth quarter of 2020

Revenue for the fourth quarter of 2020 was $0.1 million, compared to $0.8 million for the fourth quarter of 2019, with the decrease primarily due to the suspension of operations in the second quarter of 2020. Net loss for the fourth quarter of 2020 was $1.3 million, compared to $4.9 million for the fourth quarter of 2019. Net loss per share for the fourth quarter of 2020 was $0.17, compared to $0.64 for the fourth quarter of 2019.

Cost of revenue was $0 for the fourth quarter of 2020, down from $0.6 million for the fourth quarter of 2019. Gross profit for the fourth quarter of 2020 was $0.1 million compared to $0.2 million for the fourth quarter of 2019.

Research and Development expense for the fourth quarter of 2020 totaled $0.2 million, down from $1.5 million for the fourth quarter of 2019. Selling, General and Administrative expense decreased to $1.2 million for the fourth quarter of 2020, compared to $3.6 million for the fourth quarter of 2019.

Operating loss for the fourth quarter of 2020 was $1.4 million, down from a loss of $5.0 million for the fourth quarter of 2019.

As of December 31, 2020, the Company had cash and cash equivalents of $3.9 million and $0.4 million of debt related to its Payroll Protection Program loan.

Financial results for the full year of 2020

Revenue for the full year of 2020 was $1.6 million, compared to $3.3 million for the full year of 2019, with the decrease primarily due to the suspension of operations in the second quarter of 2020. Net loss for the full year of 2020 was $12.3 million, compared to $23.7 million for the full year of 2019. Net loss per share for the full year of 2020 was $1.59, compared to $5.03 for the full year of 2019.

Cost of revenue was $1.0 million for the full year of 2020, down from $3.0 million for the full year of 2019. Gross profit for the full year of 2020 was $0.6 million compared to $0.3 million for the full year of 2019.

Research and Development expense for the full year of 2020 totaled $2.5 million, down from $6.9 million for the full year of 2019. Selling, General and Administrative expense decreased to $8.8 million for the full year of 2020, compared to $16.7 million for the full year of 2019. Operating loss for the full year of 2020 was $12.0 million, down from a loss of $23.2 million for the full year of 2019.

Subsequent Events

From January 1, 2021 through March 2, 2021, the Company’s warrant holders covering 2.3 million shares exercised the warrants and common stock was issued in exchange for proceeds of $9.5 million.

About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Obalon’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to the potential merger with ReShape Lifesciences Inc. All forward-looking statements and reasons why results might differ included in this press release are made as of the date of this release, based on information currently available to Obalon, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward looking statements. The risks and uncertainties that may cause actual results to differ materially from Obalon’s current expectations are more fully described in Obalon’s annual report on Form 10-K for the period ended December 31, 2020, and its other reports, each as filed with the Securities and Exchange Commission. Except as required by law, Obalon assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

OBALON THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except shares and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue	$61	$787	$1,588	$3,281
Cost of revenue	(1)	627	1,004	2,950
Gross profit (deficit)	62	(160)	584	331
Operating expenses:
Research and development	157	1,492	2,450	6,893
Selling, general and administrative	1,230	3,643	8,776	16,668
Asset impairment and other charges	—	—	1,310	—
Total operating expenses	1,387	5,135	12,536	23,561
Loss from operations	(1,326)	(4,975)	(11,952)	(23,230)
Interest (expense) income, net	—	63	29	(385)
Other expense, net	—	(1)	(411)	(61)
Net loss and comprehensive loss	$(1,326)	$(4,913)	$(12,334)	$(23,676)
Net loss per share, basic and diluted	$(0.17)	$(0.64)	$(1.59)	$(5.03)
Weighted-average common shares outstanding, basic and diluted	7,770,698	7,692,673	7,738,355	4,706,775

OBALON THERAPEUTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except shares and par value data)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$3,905	$14,055
Accounts receivable, net	—	285
Inventory	—	1,936
Other current assets	3,930	1,959
Total current assets	7,835	18,235
Lease right-of-use assets	521	1,077
Property and equipment, net	957	1,081
Other long-term assets	1,304	—
Total assets	$10,617	$20,393
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$615	$648
Accrued compensation	65	820
Deferred revenue	—	424
Other current liabilities	3,802	1,524
Current portion of lease liabilities	564	561
Total current liabilities	5,046	3,977
Lease liabilities, long-term	438	567
Long-term debt	430	—
Other long-term liabilities	38	—
Total liabilities	5,952	4,544

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized as of December 31, 2020 and December 31, 2019; 7,770,698 and 7,724,100 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	8	8
Additional paid-in capital	189,421	188,271
Accumulated deficit	(184,764)	(172,430)
Total stockholders’ equity	4,665	15,849
Total liabilities and stockholders’ equity	$10,617	$20,393

OBALON THERAPEUTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	Year ended December 31,
	2020	2019
Operating activities:
Net loss	$(12,334)	$(23,676)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	340	479
Stock-based compensation	1,089	2,983
Fair value of cash-settled options	38	—
Issuance of warrants for the purchase of common stock	45	—
Amortization of right-of-use assets	503	415
Loss on disposal of fixed asset	—	128
Accretion of investment discount, net	—	(2)
Amortization of debt discount	—	70
Impairment of long-lived assets and other charges	1,257	—
Impairment of inventory	53	—
Change in operating assets and liabilities:
Accounts receivable, net	285	585
Inventory	(525)	12
Other current assets	(1,804)	411
Accounts payable	(33)	(543)
Accrued compensation	(740)	(2,985)
Deferred revenue	(424)	72
Lease liabilities, net	(427)	(364)
Other current and long-term liabilities	2,268	(451)
Net cash used in operating activities	(10,409)	(22,866)
Investing activities:
Maturities of short-term investments	—	2,550
Purchases of property and equipment	(171)	(194)
Net cash (used in) provided by investing activities	(171)	2,356
Financing activities:
Proceeds from issuance of common stock and warrants, net of issuance costs	—	23,377
Proceeds from long-term loan, net of issuance costs	430	10,000
Repayments of long-term loans	—	(20,000)
Proceeds from sale of common stock upon exercise of stock options	—	1
Net cash provided by financing activities	430	13,378
Net (decrease) increase in cash and cash equivalents	(10,150)	(7,132)
Cash and cash equivalents at beginning of period	14,055	21,187
Cash and cash equivalents at end of period	$3,905	$14,055
Supplemental cash flow information:
Interest paid	$—	$719
Income taxes paid	$—	$—
Property and equipment in accounts payable	$—	$32